UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2003

OPTIMUMCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17401 (Commission File Number)	33-0218003 (I.R.S. Employer Identification Number)

30011 Ivy Glenn Drive, Suite 219 Laguna Niguel, California (Address of Principal Executive Offices)	92677 (Zip Code)

(949) 495-1100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.151
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

     On March 12, 2003, the Registrant, through its subsidiary OptimumCare Staffing, Inc., completed the acquisition of the assets of Chicago Care Nurse Staffing, L.L.C., a healthcare staffing company in Orlanda, Florida. The major assets of the business acquired are its long term contractual relationships with healthcare facilities and healthcare workers. A copy of the Asset Purchase Agreement is included in this report as an exhibit.

     OptimumCare Staffing, Inc. has entered into two year employment agreements with John W. Stephens, Joshua G. Zayas, Aaron Schwartz and Jason Woods, who make up the principal executives and members of Chicago Care Nurse Staffing, L.L.C. Pursuant to the employment agreements, Messrs. Stephens, Zayas, Schwartz and Woods were granted options to purchase a combined 160,000 shares of OptimumCare Corporation common stock exercisable for $0.50 per share, vesting over a two year period and expiring in 2008.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Exhibit 10.151	Asset Purchase Agreement, dated March 12, 2003 among OptimumCare Staffing, Inc., OptimumCare Corporation, Chicago Care Nurse Staffing, L.L.C., John W. Stephens, Joshua G. Zayas and Aaron Schwartz.
Exhibit 99.1	Press Release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMCARE CORPORATION
By:	/s/ Edward A. Johnson

Edward A. Johnson Chief Executive Officer

Dated: March 19, 2003

EXHIBIT INDEX

Exhibits	Description

Exhibit 10.151	Asset Purchase Agreement, dated March 12, 2003 among OptimumCare Staffing, Inc., OptimumCare Corporation, Chicago Care Nurse Staffing, L.L.C., John W. Stephens, Joshua G. Zayas and Aaron Schwartz.
Exhibit 99.1	Press Release.